Exhibit 1.01

Conflict Minerals Report

This is the Conflict Minerals Report (this “Report”) of J. C. Penney Company, Inc. for calendar year 2018 in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934, as amended.

J. C. Penney Company, Inc. is a holding company whose principal operating subsidiary is J. C. Penney Corporation, Inc. (“JCPenney” or the “Company”). Our business consists of selling merchandise and services to consumers through our approximately 864 department stores in the United States and Puerto Rico (as of December 31, 2018) and through our Internet website at jcpenney.com, which utilizes fully optimized applications for desktop, mobile and tablet devices. We primarily sell family apparel and footwear, accessories, fine and fashion jewelry, beauty products through Sephora inside JCPenney, home furnishings and large appliances. In addition, our department stores provide our customers with services such as styling salon, optical, portrait photography, and custom window decorating.

The products in our department stores and online fall into three broad categories: JCPenney Private Brand products made specifically for us, Exclusive Brand products designed for JCPenney with licensed trademarks and sometimes sourced by us, and National Brand products made by other companies and sold in JCPenney department stores and online. For certain Private Brand and certain licensed Exclusive Brand products, JCPenney creates the product design and provides product specifications including materials, fabrics, trims, notions and components. JCPenney also manufactures certain Private Brand window coverings according to customer specifications as part of our custom decorating services.

We are filing this Report because, based on a reasonable country of origin inquiry (“RCOI”), certain products that we manufacture or contract to manufacture contain cassiterite, columbite-tantalite (coltan), gold or wolframite or their derivatives tin, tantalum and tungsten (collectively, “3TG”) that may have originated in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”), which minerals may be considered necessary to the functionality or production of such products (the “Conflict Minerals”).

As is required, we have conducted in good faith a RCOI reasonably designed to determine whether the Conflict Minerals originated in the Covered Countries or came from recycled or scrap sources. Our RCOI process included conducting an inquiry of certain high-risk suppliers for our Private Brand and Exclusive Brand products and our custom decorating suppliers using a Conflict Minerals Survey which was developed based on the Electronic Industry Citizenship Coalition - Global E-Sustainability Initiative’s (“EICC-GeSI”) Conflict Minerals Reporting Template (“CMRT”). We relied upon our suppliers' representations regarding the origin of Conflict Minerals used in their products as well as their smelter data to determine the source of Conflict Minerals within our supply chain. Based on the results of our RCOI, as is required, we performed due diligence on the source and chain of custody of the Conflict Minerals.

The following product categories in certain of our Private Brands and licensed Exclusive Brands may contain 3TG: apparel containing certain trim such as zippers, handbags, footwear, window coverings, and certain home décor (the “Covered Products”).

Part I. Due Diligence

We conducted due diligence on the source and chain of custody of 3TG in our Covered Products in accordance with the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”), an internationally recognized due diligence framework.

We purchase our merchandise from a broad base of domestic and foreign suppliers. As a retail company who purchases goods from suppliers, JCPenney is several levels removed from the actual mining of Conflict Minerals. JCPenney does not make purchases of raw ore or unrefined 3TG. Our implementation of the OECD Guidance is discussed below.

OECD Guidance Step One: Establish Strong Company Management System

JCPenney has an internal Conflict Minerals team led by the International Logistics & Trade Compliance Team, which coordinates and oversees the implementation of the Company’s compliance with the Conflict Minerals rules and regulations. The Conflict Minerals team works with members from Product Development & Design, Sourcing, Legal and Internal Audit. The working group evaluates product categories for potential 3TG, routinely educates members of the sourcing organization regarding the Company’s Conflict Minerals program, and provides regular updates on the program to an oversight leadership committee.

The Conflict Minerals team employs a system of controls through the use of a due diligence tool created by the EICC-GeSI’s Responsible Minerals Initiative (“RMI”). JCPenney is an active member of RMI and utilizes the tools made available to members to vet and confirm smelters reported by suppliers.

JCPenney’s Conflict Minerals Policy establishes the following expectations for suppliers:

•	Suppliers may not include in any products sold to JCPenney any 3TG mined in the Covered Countries that fund armed conflict.

•
Suppliers are required to develop Conflict Minerals policies, due diligence frameworks and management systems consistent with the OECD Guidance and to drive those efforts throughout their supply chain.

•	Suppliers of certain JCPenney products will be required to provide written evidence of due diligence documentation including completion of a CMRT.

•
Suppliers must use smelters or refiners that are conformant with RMI’s Responsible Minerals Assurance Process (“RMAP”) assessment protocols as the source for any of the Conflict Minerals used in the products sold to JCPenney.

JCPenney’s Conflict Minerals Policy is publicly available on the Company’s website at https://www.jcpenney.com/jsp/browse/marketing/promotion.jsp?&pageId=pg40036000011 and includes information regarding how questions can be addressed or policy violations may be reported.

JCPenney publishes its Conflict Minerals Bulletin to suppliers through its online Supplier Portal. The 2018 Supplier Bulletin reiterated JCPenney’s Conflict Minerals Policy and provided instructions for submitting a CMRT. As outlined in the Supplier Bulletin, certain Private Brand, Exclusive Brand and custom decorating suppliers identified as high risk based on the Company’s risk matrix were required to submit a CMRT to JCPenney. All Private Brand, Exclusive Brand and custom decorating suppliers that indicated their products contained 3TG were also required to complete an online training course on Conflict Minerals.

JCPenney has a mechanism for suppliers and associates to report any Conflict Minerals issues or concerns including a unique e-mail address for Conflict Minerals. This e-mail address is published in the Company’s Conflict Minerals Policy as well as in the Supplier Bulletin.

OECD Guidance Step Two: Identify and Assess Risk in the Supply Chain

The Conflict Minerals team developed a formal interview questionnaire that was used to discuss design process and development with the associates involved in sourcing for all categories in order to identify whether JCPenney contracts to manufacture any products. After narrowing the Company’s products to those which the Company contracts to manufacture, our due diligence process involved all identified high-risk suppliers for the identified Private Brand and Exclusive Brand products and all identified custom decorating suppliers. We developed our supplier list for our due diligence process by compiling and comparing supplier information from several sources and developed a risk matrix based on likelihood of products containing 3TG. A supplier was identified as high risk if there was a high likelihood that products supplied by such supplier would contain 3TG.

During 2018, JCPenney identified 86 Private Brand and Exclusive Brand suppliers considered high-risk and 4 custom decorating suppliers. All of these suppliers completed a CMRT for 2018. Based on the supplier’s initial responses to the CMRT, JCPenney identified suppliers from whom additional information was required. JCPenney requested that these suppliers provide clarifications to the information submitted on their CMRT. In addition, JCPenney obtained certifications (“Conflict Minerals Certifications”) from all but 1 of the identified suppliers in which each such supplier certified that (i) all products sold to JCPenney and its subsidiaries comply with JCPenney’s Supplier Principles, (ii) such supplier has developed or will develop appropriate Conflict Minerals policies and (iii) such supplier has developed, or will develop, a due diligence framework and management system consistent with the OECD Guidance.

Based on the survey responses, 81 (or 95%) of the Private Brand and Exclusive Brand suppliers indicated that their products supplied to the Company do not contain 3TG. There were 5 surveyed suppliers who reported that their products contain 3TG. Those 5 suppliers identified a total of 293 different smelters, of which 241 (or 82.2%) were determined by RMI to be conformant with RMAP assessment protocols.

OECD Guidance Step Three: Design and Implement a Strategy to Respond to Identified Risks

The Company has identified several initiatives to reduce the risk that its products may contain Conflict Minerals that benefit armed groups, including the following:

Conduct additional Conflict Minerals training for suppliers.
JCPenney has developed an exclusive interactive online course on Conflict Minerals. The online Conflict Minerals course is required to be completed by all new direct import Private Brand and Exclusive Brand suppliers, any indirect Private Brand and Exclusive Brand suppliers and any custom decorating suppliers where there is a high likelihood that products supplied by such supplier would contain 3TG. All of the surveyed 2018 suppliers that identified 3TG in their products completed the online Conflict Minerals course.
Continue active participation in industry initiatives.
JCPenney is an active member of RMI and is currently serving on the Steering Committee. RMI is an industry initiative that audits smelters’ and refiners’ due diligence activities. In addition, RMI provides its members with a range of tools and resources including the CMRT and RCOI data as well as a wide range of guidance documents on conflict minerals.

JCPenney intends to continue its efforts in the following areas:

•	Drive compliance through education and training. Going forward JCPenney will request that all suppliers re-take the online Conflict Minerals course every three years to stay educated.

•	Continue to require a Conflict Minerals Certification as part of the onboarding requirements for new direct import and certain indirect import Private Brand and Exclusive Brand suppliers

•	Continue participation in industry initiatives and third-party audit programs

•	Engage with suppliers to seek further development of Conflict Minerals programs

•	Continue engagement with internal audit partners to evaluate internal controls related to Conflict Minerals

OECD Guidance Step Four: Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

JCPenney does not carry out its own independent audit of smelters. As outlined in the OECD Guidance, the internationally recognized standard on which the Company’s Conflict Minerals due diligence is based, the Company supports RMI, an industry initiative that audits smelters’ and refiners’ due diligence activities. The data on which the Company relied for certain statements in this Report was obtained through the Company’s membership in RMI.

JCPenney compared the smelters identified by suppliers for 2018 with RMI’s RMAP Conformant Smelter & Refiners list. Of the 293 smelters identified by suppliers, 241 (or 82.2%) were determined by RMI to be conformant with RMAP assessment protocols.

A list of the 293 smelters that process Conflict Minerals and were identified by the Company’s suppliers for 2018 is attached to this Report as Appendix A. A list of the countries of origin of the Conflict Minerals processed by the smelters listed on Appendix A that are known to the Company is attached to this Report as Appendix B. The listed countries of origin are derived from information provided by RMI.

OECD Guidance Step Five: Report on Supply Chain Due Diligence

JCPenney filed its Form SD and Conflict Minerals Report for the calendar year ended December 31, 2018, which is available at https://www.jcpenney.com/jsp/browse/marketing/promotion.jsp?&pageId=pg40036000011.

Part II. Product Description

Our in-scope products included:

•	Apparel that contains certain trim, such as zippers or hook-n-eyes

•	Handbags

•	Footwear

•	Certain Home Decor

•	Window coverings

With respect to these product categories, significant efforts were made to obtain further information on the origin of 3TG used therein. As described in this Report, additional information was requested and clarifications to responses on the supplier’s CMRT.

Part III. Audit Report

This Report has not been subject to an independent private sector audit as allowed under applicable Securities and Exchange Commission guidance.

Appendix A
Smelter List as Provided by JCPenney Suppliers

* Denotes smelters that have been determined by RMI to be conformant with RMAP assessment protocols as of January 31, 2019.

MINERAL	SMELTER NAME	SMELTER ID NUMBER	SMELTER LOCATION
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CID000211	Changsha, Hunan, China
Tantalum	D Block Metals, LLC*	CID002504	Gastonia, North Carolina, United States of America
Tantalum	Exotech Inc.*	CID000456	Pompano Beach, Florida, United States of America
Tantalum	F & X Electro-Materials Ltd*.	CID000460	Jiangmen, Guangdong, China
Tantalum	FIR Metals & Resource Ltd.*	CID002505	Zhuzhou, Hunan, China
Tantalum	Global Advanced Metals Aizu*	CID002558	Aizuwakamatsu, Fukushima, Japan
Tantalum	Global Advanced Metals Boyertown*	CID002557	Boyertown, Pennsylvania, United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.*	CID000291	Conghua, Guangdong, China
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CID000616	Yingde, Guangdong, China
Tantalum	H.C. Starck Co., Ltd.*	CID002544	Map Ta Phut, Rayong, Thailand
Tantalum	H.C. Starck Hermsdorf GmbH*	CID002547	Hermsdorf, Thuringia, Germany
Tantalum	H.C. Starck Inc.*	CID002548	Newton, Massachusetts, United States of America
Tantalum	H.C. Starck Ltd.*	CID002549	Mito, Ibaraki, Japan
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	CID002550	Laufenburg, Baden-Worttemberg, Germany
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	CID002545	Goslar, Lower Saxony, Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CID002492	Hengyang, Hunan, China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CID002512	Fengxin, Jiangxi, China
Tantalum	Jiangxi Tuohong New Raw Material*	CID002842	Yi Chun City, Jiangxi, China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CID000914	Jiujiang, Jiangxi, China
Tantalum	Jiujiang Tanbre Co., Ltd.*	CID000917	Jiujiang, Jiangxi, China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CID002506	Jiujiang, Jiangxi, China
Tantalum	KEMET Blue Metals*	CID002539	Matamoros, Tamaulipas, Mexico
Tantalum	KEMET Blue Powder*	CID002568	Mound House, Nevada, United States of America
Tantalum	LSM Brasil S.A.*	CID001076	São João del Rei, Minas Gerais, Brazil
Tantalum	Metallurgical Products India Pvt., Ltd.*	CID001163	District Raigad, Maharashtra, India
Tantalum	Mineracao Taboca S.A.*	CID001175	Presidente Figueiredo, Amazonas, Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	CID001192	Omuta, Fukuoka, Japan

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CID001277	Shizuishan, Ningxia, China
Tantalum	NPM Silmet AS*	CID001200	Sillamäe, Ida-Virumaa, Estonia
Tantalum	Power Resources Ltd.*	CID002847	Skopje, Skopje, Macedonia, The Former Yugoslavia
Tantalum	QuantumClean*	CID001508	Fremont, California, United States of America Hillsboro, Oregon, United States of America
Tantalum	Resind Industria e Comercio Ltda.*	CID002707	São João del Rei, Brazil
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	CID001522	Zhuzhou, Hunan, China
Tantalum	Solikamsk Magnesium Works OAO*	CID001769	Solikamsk, Perm Krai, Russia
Tantalum	Taki Chemical Co., Ltd.*	CID001869	Harima, Hyogo, Japan
Tantalum	Telex Metals*	CID001891	Croydon, Pennsylvania, United States of America
Tantalum	Ulba Metallurgical Plant JSC*	CID001969	Ust-Kamenogorsk, East Kazakhstan, Kazakhstan
Tantalum	XinXing Haorong Electronic Material Co., Ltd.*	CID002508	YunFu City, Guangdong, China

MINERAL	SMELTER NAME	SMELTER ID NUMBER	SMELTER LOCATION
Tin	Alpha*	CID000292	Altoona, Pennsylvania, United States of America
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CID000228	Qiaokou Town Suxianqiao District, Hunan, China
Tin	China Tin Group Co., Ltd.*	CID001070	Laibin City, GuangXi Province, China
Tin	CV Ayi Jaya*	CID002570	Sungailiat, Bangka, Indonesia
Tin	CV Dua Sekawan*	CID002592	Pangkal Pinang, Bangka, Indonesia
Tin	CV Gita Pesona*	CID000306	Sungailiat, Bangka, Indonesia
Tin	CV United Smelting*	CID000315	Pangkal Pinang, Bangka, Indonesia
Tin	CV Venus Inti Perkasa*	CID002455	Pangkal Pinang, Bangka, Indonesia
Tin	Dowa*	CID000402	Kosaka, Akiau, Japan Chiyoda, Tokyo, Japan
Tin	EM Vinto*	CID000438	Oruro, Cercado, Bolivia (Plurinational State of)
Tin	Fenix Metals*	CID000468	Chmielów, Podkarpackie, Poland
Tin	Gejiu Fengming Metallurgy Chemical Plant*	CID002848	Geiju, Yunnan, China
Tin	Gejiu Jinye Mineral Company*	CID002859	Geiju, Yunnan, China
Tin	Gejiu Kai Meng Industry and Trade LLC*	CID000942	Gejiu, Yunnan, China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CID000538	Geiju, Yunnan, China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.*	CID001908	Geiju, Yunnan, China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.*	CID003116	Chaozhou, Guangdong, China
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CID002849	Guanyang, Guangxi, China
Tin	HuiChang Hill Tin Industry Co., Ltd. *	CID002844	Ganzhou, Jiangxi, China

Tin	Huichang Jinshunda Tin Co., Ltd. *	CID000760	Ganzhou, Jiangxi, China
Tin	Jiangxi New Nanshan Technology Ltd. *	CID001231	Ganzhou, Jiangxi, China
Tin	Magnu's Minerais Metais e Ligas Ltda. *	CID002468	São João Del Rei, Minas Gerais, Brazil
Tin	Malaysia Smelting Corporation (MSC) *	CID001105	Butterworth, Penang, Malaysia
Tin	Melt Metais e Ligas S.A. *	CID002500	Ariquemes, Rondonia, Brazil
Tin	Metallic Resources, Inc. *	CID001142	Twinsburg, Ohio, United States of America
Tin	Metallo Belgium N.V. *	CID002773	Beerse, Belgium
Tin	Metallo Spain S.L.U. *	CID002774	Berango, Spain
Tin	Mineracao Taboca S.A. *	CID001173	Araras, São Paulo, Brazil
Tin	Minsur*	CID001182	Paracas, Ica, Perú
Tin	Mitsubishi Materials Corporation*	CID001191	Chiyoda, Tokyo, Japan Asago, Hyogo, Japan
Tin	Modeltech Sdn Bhd*	CID002858	Melaka, Malaysia
Tin	O.M. Manufacturing (Thailand) Co., Ltd. *	CID001314	Sriracha, Chonburi, Thailand
Tin	O.M. Manufacturing Philippines, Inc. *	CID002517	Rosario Cavite, Philippines
Tin	Operaciones Metalurgical S.A. *	CID001337	Oruro, Cercado, Bolivia (Plurinational State of)
Tin	PT Aries Kencana Sejahtera*	CID000309	Kabupaten, Bangka, Indonesia
Tin	PT Artha Cipta Langgeng*	CID001399	Sungailiat, Bangka, Indonesia
Tin	PT ATD Makmur Mandiri Jaya*	CID002503	Sungailiat, Bankga, Indonesia
Tin	PT Babel Inti Perkasa*	CID001402	Lintang, Bangka, Indonesia
Tin	PT Bangka Prima Tin*	CID002776	Kapubaten, Bangka, Indonesia
Tin	PT Bangka Tin Industry*	CID001419	Sungailiat, Bangka, Indonesia
Tin	PT Belitung Industri Sejahtera*	CID001421	Kepulauan, Bangka, Indonesia
Tin	PT Bukit Timah*	CID001428	Pangkal Pinang, Bangka, Indonesia
Tin	PT DS Jaya Abadi*	CID001434	Pangkal Pinang, Bangka, Indonesia
Tin	PT Eunindo Usaha Mandiri*	CID001438	Kabupaten Karimun, Kepulauan Riau, Indonesia
Tin	PT Inti Stania Prima*	CID002530	Sungailiat, Bangka, Indonesia
Tin	PT Karimun Mining*	CID001448	Karimun, Kepulauan Riau, Indonesia
Tin	PT Kijang Jaya Mandiri*	CID002829	Sungailiat, Bangka, Indonesia
Tin	PT Lautan Harmonis Sejahtera*	CID002870	Kepulauan, Bangka Belitung, Indonesia
Tin	PT Menara Cipta Mulia*	CID002835	Belitung Timor, Bangka Belitung, Indonesia
Tin	PT Mitra Stania Prima*	CID001453	Sungailiat, Bangka, Indonesia
Tin	PT Panca Mega Persada*	CID001457	Sungailiat, Bangka, Indonesia
Tin	PT Premium Tin*	CID000313	Pangkalan, Bangka, Indonesia
Tin	PT Prima Timah Utama*	CID001458	Kepulauan, Bangka, Indonesia
Tin	PT Rajehan Ariq*	CID002593	Pangkal Pinang, Bangka, Indonesia
Tin	PT Refined Bangka Tin*	CID001460	Sungailiat, Bangka, Indonesia
Tin	PT Sariwiguna Binasentosa*	CID001463	Pangkal Pinang, Bangka, Indonesia
Tin	PT Stanindo Inti Perkasa*	CID001468	Pangkal Pinang, Bangka, Indonesia
Tin	PT Sukses Inti Makmur*	CID002816	Kecamatan Badau, Kapubaten Belitung, Indonesia
Tin	PT Sumber Jaya Indah*	CID001471	Pangkal Pinang, Bangka, Indonesia
Tin	PT Timah Tbk Kundur*	CID001477	Kundur, Riau Islands, Indonesia
Tin	PT Timah Tbk Mentok*	CID001482	Mentok, Bangka, Indonesia
Tin	PT Tinindo Inter Nusa*	CID001490	Pangkal Pinang, Bangka, Indonesia

Tin	PT Tommy Utama*	CID001493	Gantung, Bangka, Indonesia
Tin	Resind Industria e Comercio Ltda. *	CID002706	São João del Rei, Brazil
Tin	Rui Da Hung*	CID001539	Longtan Shiang Taoyuang, Taiwan
Tin	Soft Metais Ltda. *	CID001758	Bebedouro, São Paulo, Brazil
Tin	Thaisarco*	CID001898	Amphur Muang, Phuket, Thailand
Tin	White Solder Metalurgia e Mineracao Ltda. *	CID002036	Ariquemes, Rondonia, Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.*	CID002158	Geiju, Yunnan, China
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	Yichun, Jiangxi, China
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CID000278	Hezhou, Guangxi, China
Tin	Estanho de Rondonia S.A.	CID000448	Ariquemes, Rondonia, Brazil
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Gejiu, Yunnan, China
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Tinh Tuc, Cao Bang, Vietnam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Quy Hop, Nghe An, Vietnam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Tan Quang, Tuyen Quang, Vietnam
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Quy Hop, Nghe An, Vietnam
Tin	Super Ligas	CID002756	Piracicaba, San Paulo, Brazil
Tin	Yunnan Tin Company Limited *	CID002180	Geiju, Yunnan, China

MINERAL	SMELTER NAME	SMELTER ID NUMBER	SMELTER LOCATION
Tungsten	A.L.M.T. TUNGSTEN Corp.*	CID000004	Toyama City, Toyama, Japan
Tungsten	ACL Metais Eireli*	CID002833	Aracariguama, Sao Paulo, Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.*	CID002502	Haiphong, Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CID002513	Chenzhou, Hunan, China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CID000258	Chongyi County, Jiangxi Province, China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	Longyan, Fujian, China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.*	CID002645	Ganzhou, Jiangxi, China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CID000875	Ganzhou, Jiangxi, China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CID002315	Ganzhou, Jiangxi, China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CID002494	Ganzhou, Jiangxi, China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CID000218	Guangdong, China
Tungsten	H.C. Starck GmbH*	CID002541	Goslar, Germany
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	CID002542	Laufenburg, Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CID000766	Yuanling, Hunan, China
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CID002579	Hengyang Hunan, China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CID000769	Hengyang, Hunan, China
Tungsten	Hydrometallurg, JSC*	CID002649	Nalchik, Russia
Tungsten	Japan New Metals Co., Ltd.*	CID000825	Akita City, Akita, Japan

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CID002551	Ganzhou, Jiangxi, China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd. *	CID002321	Xiushui, Jiangxi, China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CID002318	Tonggu, Jiangxi, China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CID002317	Ganzhou, Jiangxi, China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CID002316	Ganzhou, Jiangxi Province, China
Tungsten	Kennametal Fallon*	CID000966	Fallon, Nevada, United States of America
Tungsten	Kennametal Huntsville*	CID000105	Huntsville, Alabama, United States of America
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CID002319	Nanfeng Xiaozhai, Yunnan, China
Tungsten	Moliren Ltd.*	CID002845	Roshal, Moscow Region, Russian Federation
Tungsten	Niagara Refining LLC*	CID002589	Depew, New York, United States of America
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	CID002543	Dai Tu, Thai Nguyen , Vietnam
Tungsten	Philippine Chuangxin Industrial Co., Inc. *	CID002827	Marilo, Bulacan, Philippines
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CID002815	Hengyang, Hunan, China
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	CID001889	Trang Bang, Tay Ninh, Vietnam
Tungsten	Unecha Refractory Metals Plant*	CID002724	Unecha, Bryansk Region, Russian Federation
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	CID002011	Halong City, Quang Ninh Province, Vietnam
Tungsten	Wolfram Bergbau und Hutten AG*	CID002044	St. Martin i.S, Austria
Tungsten	Woltech Korea Co., Ltd.*	CID002843	Gyeongsangbuk-do, Korea
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CID002320	Xiamen, Xiamen, China
Tungsten	Xiamen Tungsten Co., Ltd.*	CID002082	Haicang, Xiamen, China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd. *	CID002830	Ganzhou, Jiangxi, China
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CID002095	Shaoguan, Guangdong, China
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CID003182	Yiyang, Hunan, China
Tungsten	Global Tungsten & Powders Corp.*	CID000568	Towanda, Pennsylvania, USA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Gao’an, Jiangxi, China
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	Huanglong, Jiangxi, China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	Ganzhou, Jiangxi, China

MINERAL	SMELTER NAME	SMELTER ID NUMBER	SMELTER LOCATION
Gold	Aida Chemical Industries Co., Ltd.*	CID000019	Fuchu, Tokyo, Japan
Gold	Al Etihad Gold LLC*	CID002560	Dubai, United Arab Emirates
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	CID000035	Pforzheim, Baden-Württemberg, Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	CID000041	Almalyk, Tashkent Province, Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	CID000058	Nova Lima, Minas Gerais, Brazil

Gold	Argor-Heraeus S.A.*	CID000077	Mendrisio, Ticino, Switzerland
Gold	Asahi Pretec Corp.*	CID000082	Saitama Factory, Kobe, Hyogo, Japan Amagasaki Factory, Kobe, Hyogo, Japan Technical Research Center, Kobe, Hyogo, Japan Ehime Factory, Saijyo, Ehime, Japan
Gold	Asahi Refining Canada Ltd.*	CID000924	Brampton, Ontario, Canada
Gold	Asahi Refining USA Inc.*	CID000920	Salt Lake City, Utah, United States of America
Gold	Asaka Riken Co., Ltd.*	CID000090	Iwaki, Fukushima, Japan
Gold	AU Traders and Refiners*	CID002850	Johannesburg, South Africa
Gold	Aurubis AG*	CID000113	Hamburg, Hamburg, Germany
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	CID000128	Quezon City, Manila, Philippines
Gold	Boliden AB*	CID000157	Skelleftehamn, Västerbotten, Sweden
Gold	C. Hafner GmbH + Co. KG*	CID000176	Pforzheim, Baden-Württemberg, Germany
Gold	L3R Refinery - Glencore Canada Corporation*	CID000185	Montréal, Quebec, Canada
Gold	Cendres + Metaux S.A.*	CID000189	Biel-Bienne, Bern, Switzerland
Gold	Chimet S.p.A.*	CID000233	Arezzo, Tuscany, Italy
Gold	Daejin Indus Co., Ltd.*	CID000328	Namdong, Incheon, Korea, Republic of
Gold	DODUCO GmbH*	CID000362	Pforzheim, Baden-Württemberg, Germany
Gold	Dowa*	CID000401	Kosaka, Akiau, Japan Chiyoda, Tokyo, Japan
Gold	Eco-System Recycling Co., Ltd.*	CID000425	Honjo, Saitama, Japan
Gold	Emirates Gold DML3*	CID002561	Dubai, United Arab Emirates
Gold	Geib Refining Corporation*	CID002459	Warwick, Rhode Island, United States of America
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CID002243	Shanghang, Fujian, China
Gold	Heimerle + Meule GmbH*	CID000694	Pforzheim, Baden-Württemberg, Germany Vienna, Vienna, Austria
Gold	Heraeus Metals Hong Kong Ltd.*	CID000707	Fanling, Hong Kong, China
Gold	Heraeus Precious Metals GmbH & Co. KG*	CID000711	Hanau, Hesse, Germany
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CID000801	Hohhot, Inner Mongolia, China
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Soka, Saitama, Japan
Gold	Istanbul Gold Refinery*	CID000814	Kuyumcukent, Istanbul, Turkey
Gold	Japan Mint*	CID000823	Osaka, Japan
Gold	Jiangxi Copper Co., Ltd.*	CID000855	Guixi City, Jiangxi, China
Gold	JSC Uralelectromed*	CID000929	Verkhnyaya Pyshma, Russia
Gold	JX Nippon Mining & Metals Co., Ltd.*	CID000937	Saganoseki, Japan
Gold	Kazzinc*	CID000957	Ust-Kamenogorsk, Kazakhstan
Gold	Kojima Chemicals Co., Ltd.*	CID000981	Sayama, Saitama, Japan
Gold	Korea Zinc Co., Ltd.*	CID002605	Gangnam, Seoul, Korea, Republic of
Gold	Kyrgyzaltyn JSC*	CID001029	Bishkek, Chuy Province, Kyrgyzstan
Gold	LS-NIKKO Copper Inc.*	CID001078	Onsan-eup, Ulsan, Korea, Republic of
Gold	Materion*	CID001113	Buffalo, New York, United States of America Wheatfield, New York, United States of America

Gold	Matsuda Sangyo Co., Ltd.*	CID001119	Iruma Factory, Iruma, Saitama, Japan Iruma Second Factory, Iruma, Saitama, Japan Musashi Factory, Iruma, Saitama, Japan R&D Center, Iruma, Saitama, Japan
Gold	Metalor Technologies (Hong Kong) Ltd.*	CID001149	Kwai Chung, Hong Kong, China
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	CID001152	Tuas Tech Park, Tuas, Singapore
Gold	Metalor Technologies (Suzhou) Ltd.*	CID001147	Suzhou, Jiangsu, China
Gold	Metalor Technologies S.A.*	CID001153	Marin, Switzerland
Gold	Metalor USA Refining Corporation*	CID001157	North Attleboro, Massachusetts, United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	CID001161	Torreon, Mexico
Gold	Mitsubishi Materials Corporation*	CID001188	Naoshima, Hiroshima, Japan
Gold	Mitsui Mining and Smelting Co., Ltd.*	CID001193	Takehara, Hiroshima, Japan
Gold	MMTC-PAMP India Pvt., Ltd.*	CID002509	Mewat, Haryana, India
Gold	Moscow Special Alloys Processing Plant*	CID001204	Obrucheva, Moscow
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	CID001220	Bahçelievler, Turkey
Gold	Nihon Material Co., Ltd.*	CID001259	Noda, Chiba, Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	CID002779	Vienna, Vienna, Austria
Gold	Ohura Precious Metal Industry Co., Ltd.*	CID001325	Nara-shi, Nara, Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	CID001326	Krasnoyarsk, Russia
Gold	OJSC Novosibirsk Refinery*	CID000493	Novosibirsk, Russia
Gold	PAMP S.A.*	CID001352	Castel San Pietro, Ticino, Switzerland
Gold	Prioksky Plant of Non-Ferrous Metals*	CID001386	Kasimov, Ryazan, Russia
Gold	PT Aneka Tambang (Persero) Tbk*	CID001397	Jakarta, Indonesia
Gold	PX Precinox S.A.*	CID001498	La Chaux-de-Fonds, Neuchâtel, Switzerland
Gold	Rand Refinery (Pty) Ltd.*	CID001512	Germiston, Gauteng, South Africa
Gold	REMONDIS PMR B.V.+A78:E79A3A77:F78*	CID002582	Moerdijk, Noord-Brabant, Netherlands
Gold	Republic Metals Corporation*	CID002510	Miami, Florida, United States of America
Gold	Royal Canadian Mint*	CID001534	Ottawa, Ontario, Canada
Gold	SAAMP*	CID002761	Paris, Île-de-France, France
Gold	Samduck Precious Metals*	CID001555	Namdong, Incheon, Korea, Republic of
Gold	SAXONIA Edelmetalle GmbH*	CID002777	Halsbruke, Saxonia, Germany
Gold	SEMPSA Joyeria Plateria S.A.*	CID001585	Madrid, Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CID001622	Zhaoyuan, Shandong, China
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CID001736	Chengdu, China
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	CID001756	Shyolkovo, Moscow Region, Russia
Gold	Solar Applied Materials Technology Corp.*	CID001761	Tainan City, Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.*	CID001798	Toyo, Saijo, Japan
Gold	T.C.A S.p.A*	CID002580	Capolona, Italy
Gold	Tanaka Kikinzoku Kogyo K.K.*	CID001875	Hiratsuka, Kanagawa, Japan
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CID001916	Laizhou, Yantai, Shandong, China
Gold	Tokuriki Honten Co., Ltd.*	CID001938	Kuki, Saitama, Japan

Gold	Torecom*	CID001955	Asan, Chungcheong, Korea, Republic of
Gold	Umicore Brasil Ltda.*	CID001977	Guarulhos, São Paulo, Brazil
Gold	Umicore Precious Metals Thailand*	CID002314	Dokmai, Pravet, Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining*	CID001980	Hoboken, Antwerp, Belgium
Gold	Valcambi S.A.*	CID002003	Balerna, Ticino, Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)*	CID002030	Newburn, Australia
Gold	WIELAND Edelmetalle GmbH*	CID002778	Pforzeim, Baden-Wurttemberg, Germany
Gold	Yamamoto Precious Metal Co., Ltd.*	CID002100	Tennoji, Osaka, Japan
Gold	Yokohama Metal Co., Ltd.*	CID002129	Sagamihara, Kanagawa, Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CID002224	Sanmenxia City, Henan, China
Gold	DSC (Do Sung Corporation)*	CID000359	Gimpo, Gyeonggi-do, Republic of Korea
Gold	Kennecott Utah Cooper LLC*	CID000969	Magna, Utah, U.S.A.
Gold	United Precious Metal Refining, Inc.*	CID001993	Alden, New York, U.S.A.
Gold	Singway Technologly Co., Ltd *	CID0002516	Dayuan, Taoyuan, Taiwan
Gold	Advanced Chemical Company*	CID000015	Warwick, Rhode Island, USA
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Istanbul, Turkey
Gold	Caridad	CID000180	Nacozari, Sonora, Mexico
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Kunming, Yunnan, China
Gold	Chugai Mining	CID000264	Chiyoda, Tokyo, Japan
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	Huangshi, China
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	Lanzhou, China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Zhaoyuan, China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Fuyang, China
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Yuanling, China
Gold	HwaSeong CJ CO., LTD.	CID000778	Danwon, Republic of Korea
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Verkhnyaya Pyshma, Russian Federation
Gold	Kazakhys Smelting LLC	CID000956	Balkhash, Kazakhstan
Gold	L'azurde Company For Jewelry	CID001032	Riyadh, Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	CID001056	Lingbao, China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Lingbao, China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Luoyang, China
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Navoi, Uzbekistan
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Penglai, China
Gold	Sabin Metal Corp.	CID001546	Williston, USA
Gold	Samwon Metals Corp.	CID001562	Changwon, Republic of Korea
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Laizhou, China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Chengdu, China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Tongling, China
Gold	Morris and Watson	CID002282	Onehunga, New Zealand
Gold	SAFINA A.S.	CID002290	Vestec, Czech Republic
Gold	Guangdong Jinding Gold Limited	CID002312	Guangzhou, China
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Lubin, Poland
Gold	Fidelity Printers and Refiners Ltd.	CID002515	Msasa, Zimbabwe

Gold	Kaloti Precious Metals	CID002563	Dubai, United Arab Emirates
Gold	Sudan Gold Refinery	CID002567	Khartoum, Sudan
Gold	Tony Goetz NV	CID002587	Antwerp, Belgium
Gold	TOO Tau-Ken-Altyn	CID002615	Astana, Kazakhstan
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	CID002852	Ahmedabad, India
Gold	Sai Refinery	CID002853	Parwanoo, India
Gold	Universal Precious Metals Refining Zambia	CID002854	Lusaka, Zambia
Gold	Modeltech Sdn Bhd	CID002857	Kawasan Perindustrian Bukit Rambai, Malaysia
Gold	Bangalore Refinery	CID002863	Bangalore, India

Appendix B
Countries of Origin

Based on our due diligence, the identified countries of origin of the Conflict Minerals processed by the smelters and refiners listed in Appendix A may have included the countries listed below. The listed countries of origin are derived from information provided by RMI.

Argentina	Guatemala	Poland
Australia	Guinea	Portugal
Austria	Guyana	Republic of Korea
Belguim	Honduras	Russian Federation
Benin	India	Rwanda
Bolivia (Plurinational State of)	Indonesia	Saudi Arabia
Brazil	Japan	Senegal
Burkina Faso	Kazakhstan	Sierra Leone
Burundi	Laos	Spain
Cambodia	Madagascar	Sudan
Canada	Malaysia	Taiwan
Chile	Mali	Thailand
China	Mexico	Togo
Colombia	Mongolia	Turkey
Czech Republic	Mozambique	Uganda
Democratic Republic of the Congo	Myanmar	United Arab Emirates
Ecuador	Namibia	United Kingdom of Great Britain and Northern Ireland
Eritrea	New Zealand	United States of America
Ethiopia	Nicaragua	Uzbekistan
France	Nigeria	Vietnam
Germany	Panama	Zambia
Ghana	Peru	Zimbabwe